UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 6, 2025

ALLISON TRANSMISSION HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35456	26-0414014
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Allison Way, Indianapolis, Indiana		46222
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (317) 242-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	ALSN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 17 CFR (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On November 6, 2025, Allison Transmission Holdings, Inc. (the “Company”) announced that its wholly owned subsidiary, Allison Transmission, Inc. (the “ATI”) priced its offering of $500 million in aggregate principal amount of 5.875% Senior Notes due 2033 (the “Notes”) in a private placement (the “Notes Offering”) exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). The Company also announced that ATI priced its new senior secured incremental term loan facility in an aggregate principal amount of $1,200 million (the “Incremental Term Loan Facility”), which will bear interest at a rate of Term SOFR plus 1.75%. As previously disclosed by the Company, ATI is seeking to enter into an amendment (the “Credit Agreement Amendment”) to the Second Amended and Restated Credit Agreement, dated as of March 29, 2019, as amended, which, among other things, will provide for the Incremental Term Loan Facility.

ATI intends to use the net proceeds from the Notes Offering and borrowings under the Incremental Term Loan Facility and its senior secured revolving credit facility, together with cash on hand and anticipated future cash flow, to finance the consummation of the Company’s previously announced acquisition of the off-highway business of Dana Incorporated and to pay related fees, costs and expenses. The consummation of the Notes Offering is expected to occur on or about November 21, 2025, subject to customary conditions. The Incremental Term Loan Facility is expected to close concurrently with the closing of the acquisition.

A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing description does not purport to be complete and is qualified in its entirety by reference to such Exhibit.

This Current Report on Form 8-K, including the information contained in Exhibit 99.1, is for informational purposes and does not constitute an offer to sell or the solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer, solicitation or sale of any security in any jurisdiction in which such offering, solicitation or sale would be unlawful. The Notes have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction, and may not be offered or sold absent registration or an applicable exemption from the registration requirements of the Securities Act or the securities laws of any other jurisdiction.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including expectations regarding consummation of the Company’s previously announced acquisition of the off-highway business of Dana Incorporated, the ability to complete the Notes Offering or enter into the Credit Agreement Amendment, which will provide for the Incremental Term Loan Facility, and the expected use of proceeds to finance the acquisition. Statements regarding future events are based on the parties’ current expectations and are necessarily subject to associated risks related to, among other things, that the acquisition may not be completed in a timely manner or at all, that the financing intended to fund the acquisition, including the Notes Offering and the Incremental Term Loan Facility, may not be obtained, and general economic conditions. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. For information regarding other related risks, see the “Risk Factors” section of the Company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q. The forward-looking statements included herein are made only as of the date hereof, and the Company undertakes no obligation to revise or update any forward-looking statements, except as required by applicable law.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Allison Transmission Holdings, Inc. press release, dated November 6, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allison Transmission Holdings, Inc.

Date: November 6, 2025

	By:	/s/ Eric C. Scroggins
	Name:	Eric C. Scroggins
	Title:	Vice President, General Counsel and Secretary